Exhibit 10.36

DANI

INVESTMENT

PARTNERS

Sept. 12, 2003

Bill Dippel

Vice President, Operations

Conceptus, Inc.

Dear Bill,

I have received your letter on behalf of Conceptus Inc., which is an Offer of Lease Extension and I am in agreement with your offer of $1 Per Sq. Ft.

Your New Monthly Rent will be $20,000 commencing on Jan. 1, 2004 – Dec. 31, 2005.

I would expect the Direct Deposit Procedure to Remain as well as All Other Agreements made in our Original Lease Dated November 14, 2000.

Thank you for your continued “Attention to Detail” in keeping our building so nice.

Sincerely,

/s/ Dennis Farrey
Dennis Farrey
Dani Investment Partners

Dated: 09/12/03

Conceptus Inc.

August 26, 2003

Dani Investment

Dane Prenovitz

1353 Shoreway Rd.

Belmont, Ca 94002

Dear Dane,

As we discussed, Conceptus would like to exercise its 2-year option to extend our current lease in your building at 1021 Howard Avenue, San Carlos, CA until December 31, 2005. We would expect all other terms and conditions of the existing lease to remain in effect except the monthly rent. In exercising this option, we would like to offer what we believe to be fair market value of $1.00 per square foot.

If you are in agreement we would like to complete this transaction as soon as possible. Please contact me at 650-9628-4700.

Best Regards,

/s/ William Dippel
William Dippel
Vice President, Operations
Conceptus, Inc.